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                                                                       EXHIBIT 6

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of October 5, 1999, by and between Golden Telecom, Inc., a Delaware corporation (the "Company"), and Global TeleSystems Group, Inc., a Delaware corporation ("GTS").


                                    RECITALS

                  A. In connection with the initial public offering of shares of common stock by the Company (the "Initial Public Offering"), the Company desires to grant to GTS certain registration rights with respect to 15,056,328 shares of common stock of the Company or other equity securities of the Company acquired or held directly or indirectly by GTS as of the date hereof.

                  B. The parties hereto desire to set forth the terms and conditions of the Company's covenants and agreements in respect of the registration of the such shares with the Securities and Exchange Commission and all applicable state securities agencies.

                  D. In consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:


                                    AGREEMENT

         1.       Definitions

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  "Advice" has the meaning set forth in the last paragraph of
         Section 6 hereof.

                  "Agents" means any Person authorized to act and who acts on behalf of GTS with respect to the transactions contemplated by this Agreement.

                  "Common Stock" means shares of the Company's common stock, par value $.01 per share, as the same may be constituted from time to time.

                  "Demand Registration" has the meaning set forth in Section 3(a) hereof.

                  "Exchange Act" means The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as in effect from time to time.


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                  "Person" means an individual, partnership, corporation trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

                  "Registrable Securities" means (i) the 15,056,328 shares of Common Stock currently beneficially owned by GTS and (ii) any securities issued or issuable with respect to such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, until such shares of Common Stock or other securities are not Restricted Securities as defined in Section 2.

                  "Registration Expenses" has the meaning set forth in Section 7 hereof.

                  "Registration Statement" means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including (i) the Prospectus, (ii) amendments and supplements to such Registration Statement, (iii) post-effective amendments, (iv) all exhibits and all material incorporated by reference in such Registration Statement and (v) any registration statement pursuant to a Demand Registration.

                  "Restricted Securities" means the Registrable Securities upon original issuance thereof, subject to the provisions of Section 2 hereof.

                  "Securities Act" means The Securities Act of 1933, as amended from time to time.

                  "SEC" means The Securities and Exchange Commission.

                  "Underwritten Offering" means the offering and sale of securities of the Company covered by any Registration Statement pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with an underwriter.

Unless the context otherwise requires: (i) "or" is not exclusive; and (ii) words in the singular include the plural and in the plural include the singular.

         2.       Securities Subject to this Agreement


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                  Registrable Securities. The securities entitled to the
benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security ceases to be a Restricted Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it has been distributed pursuant to Rules 144 or 144A under the Securities Act (or any similar provision then in force) or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a legend restricting transfer under the Securities Act and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists.

         3.       Demand Registration

                  (a) Requests for Registration. At any time after September 26, 2000 (the "Twelve-Month Lock-Up"), GTS may make written requests for registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of its Registrable Securities (a "Demand Registration"). All requests made pursuant to this Section 3(a) shall specify the number of Registrable Securities to be registered and the intended methods of disposition thereof. All such requests shall be delivered to the Company in accordance with the provisions of Section 10(d) of this Agreement.

                  (b) Number of, and Limitations on, Registrations. GTS will be entitled to request up to a total of three Demand Registrations. The Company will not be obligated to register any Registrable Securities pursuant to such a Demand Registration (i) unless there is requested to be included in such registration at least 1,000,000 shares of Common Stock (subject to such adjustments as may be necessary by reason of the occurrence of an event contemplated by clause (ii) of the definition of Registrable Securities) (unless, at the time of such request, GTS holds less than 1,000,000 shares of Common Stock, in which case such request must be for such lesser amount) or (ii) if a prior Demand Registration was declared effective within a period commencing 12 months prior to the date of the written request for such Demand Registration and such prior Demand Registration was maintained effective for a period of not less than 180 days, or such shorter period during which all Registrable Securities covered by such prior Demand Registration were sold or withdrawn.

                  (c) Effective Registration - Expenses. In any registration initiated as a Demand Registration, GTS will pay all Registration Expenses, whether or not the Registration Statement has become effective.

                  (d) Selection of Underwriters. If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, or in a best efforts underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by GTS. If GTS disapproves of the terms and


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conditions of the underwriting, GTS may elect to withdraw all its Registrable
Securities by written notice to the Company and the managing underwriter.

         4.       Incidental Registration.

                  (a) Request for Registration. After the Twelve Month Lock-Up, if the Company at any time proposes to register any of its authorized but unissued shares of Common Stock on its own behalf or any of its unregistered and issued shares of Common Stock on behalf of other stockholders, under the Securities Act on a form and in a manner that would permit registration of Registrable Securities under the Securities Act for sale to the public under the Securities Act, it will each such time give prompt notice in accordance with the provisions of Section 10(d) of this Agreement to GTS of its intention to do so, specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, the identity of the managing underwriter, if any). Upon the written request of GTS delivered to the Company within 30 days after such notice shall have been given to GTS (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act, as expeditiously as is reasonable, of all Registrable Securities that the Company has been so requested to register by GTS, to the extent requisite to permit the sale of the Registrable Securities to be so registered; provided, however, that:

                  (i) if, at any time after giving such written notice of its intention to register any Common Stock proposed to be registered by the Company and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock, the Company shall, at its election, give written notice of such determination to GTS, and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in Section 4(b));

                  (ii) if the managing underwriter of such offering shall advise the Company that, in its judgment, the number of Common Stock proposed to be included in such offering should be limited because the inclusion of Registrable Securities is likely to adversely impact the purchase price obtained for the Common Stock proposed to be included in such offering, then the Company will promptly advise GTS thereof and may require, by written notice to GTS accompanying such advice, that, to the extent necessary to meet such limitation, all holders of Registrable Securities and of other shares of Common Stock proposing to sell Common Stock in such offering shall share pro rata in the number of Common Stock to be excluded from such offering, such sharing to be based on the respective numbers of Registrable Securities and other shares of Common Stock as to which registration has been requested by such holders, and that the distribution of such Registrable Securities and other shares of Common Stock as are


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         so excluded be deferred (in case of a deferral as to a portion of such
         Registrable Securities and other shares of Common Stock, such portion to be allocated among such holders in proportion to the respective numbers of Common Stock so requested to be registered by such holders) until the completion of the distribution of such Common Stock and any other securities by such underwriters; and

                  (b) Expenses. In any registration initiated pursuant to this
Section 4, the Company will pay all Registration Expenses, whether or not the Registration Statement has become effective.

         5.       Additional Registration.

                  (a) Request for Registration. When GTS owns less than 25% of the outstanding shares of Common Stock of the Company, GTS may make a written request that the Company register all of its remaining Registrable Securities in a shelf registration statement with the SEC under and in accordance with the provisions of the Securities Act.

                  (b) Expenses. In a registration initiated under this Section 5, GTS will pay all Registration Expenses.

         6.       Registration Procedures

                  Whenever GTS has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will promptly take all such actions as may be necessary or desirable to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a) with respect to a request to file a Registration Statement covering Registrable Securities made pursuant to Section 3, use its reasonable best efforts to prepare and file with the SEC not later than 60 days after receipt of such request (which 60-day period may be extended by the Company for up to an additional 60 days if at the time of such request the Company is engaged in negotiations in anticipation of its participation in a material merger, acquisition or other form of business combination or, if by reason of such transaction, the Company is not in a position to timely prepare and file the Registration Statement and the Company furnishes to GTS a certificate signed by the president or a vice president of the Company stating that in the good faith opinion of the board of directors of the Company such registration would interfere with such transaction then being pursued by the Company) a Registration Statement on a form for which the Company then qualifies which is satisfactory to the Company and GTS (unless the offering is made on an underwritten basis, including on a best efforts underwriting basis, in which event the managing underwriter or underwriters may determine the form to be used) and which form shall be available for the sale of the


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         Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective; the Company shall not file any Registration Statement pursuant to Section 3 or any amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which GTS or the underwriters, if any, shall reasonably object in light of the requirements of the Securities Act or any other applicable laws or regulations;

                  (b) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (excluding documents to be incorporated by reference therein, except in the case of the preparation of the initial Registration Statement), the Company shall, within five days of filing, furnish to GTS and the underwriters, if any, copies of all such documents in substantially the form proposed to be filed (including documents incorporated therein by reference), to enable GTS and the underwriters, if any, to review such documents prior to the filing thereof, and the Company shall make such reasonable changes thereto (including changes to, or the filing of amendments reflecting such changes to, documents incorporated by reference) as may be reasonably requested by GTS and the managing underwriter or underwriters, if any;

                  (c) subject to paragraph (b) above, prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for a period of not less than 180 days or such longer period as is required for the intended method of distribution, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by GTS thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (d) notify GTS and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph
         (o) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any


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         jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                  (e) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                  (f) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to GTS and to the managing underwriters;

                  (g) provide to GTS and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and a reasonable number of conformed copies of all such documents;

                  (h) deliver to GTS and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by GTS and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                  (i) prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, or cooperate with GTS and the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject; provided, further, that the Company will not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that GTS submit any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lock-up or similar agreement(s)


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         for consent to sell Registrable Securities in such jurisdiction unless
         GTS agrees to do so;

                  (j) cooperate with GTS and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                  (k) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                  (l) upon the occurrence of any event contemplated by paragraph
         (d)(6) above, prepare a supplement or post-effective Amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (m) use its reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or the Nasdaq National Market on which similar securities issued by the Company are then listed if requested by GTS or the managing underwriters, if any;

                  (n) provide a transfer agent and registrar for all Registrable Securities;

                  (o) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith as GTS or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (1) make such representations and warranties to GTS and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings (including, without limitation, an agreement to not sell equity securities during a customary lock-up period) and confirm the accuracy of the same if and when requested, and matters relating to the compliance of the Registration Statement and the Prospectus with the Securities Act; (2) obtain opinions of counsel to the Company, and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters)



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         addressed to GTS and the underwriters, if any, covering the matters customary in underwritten primary offerings and such other matters as may be reasonably requested by GTS and underwriters, if any; (3) obtain "comfort" letters and updates thereof from the Company's independent certified public accountants addressed to GTS and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters by underwriters in connection with primary underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and
         (5) the Company shall deliver such documents and certificates as may be requested by GTS and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                  (p) make available for inspection during normal business hours by GTS, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by GTS or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by GTS or any such underwriter, attorney, accountant or agent in connection with such registration statement; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons;

                  (q) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwriting offering, and (2) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

                  (r) take such other reasonable steps that are necessary or advisable to permit the sale of such Registrable Securities.

                  The Company may require GTS to furnish to the Company such information and documents regarding GTS and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing.

                  GTS agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section


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6(d)(6) hereof, GTS will forthwith discontinue disposition of Registrable
Securities until GTS's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(l) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, GTS will, or will request the underwriters to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in GTS's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give such notice, the time periods mentioned in Section 6(c) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(d)(6) to and including the date when GTS shall have received the copies of the supplemented or amended prospectus contemplated by Section 6(l) hereof or the Advice.

         7.       Expenses

                  Except as otherwise provided herein, all expenses incident to the Company's performance of or compliance with this Agreement including without limitation all registration and filing fees, including with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company, GTS and of all independent certified public accountants (including the expenses of any special audit and "comfort" letters required by or incident to such performance), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees, securities acts liability insurance if GTS so requires, the reasonable fees and expenses of any special experts retained by GTS or by the Company at the request of the managing underwriters in connection with such registration and fees and expenses of other Persons retained by GTS (all such expenses being herein called "Registration Expenses") will be borne by the Company. The Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audit which are not "Registration Expenses" for purposes of this Agreement. In no event shall the Company be liable for the payment of any discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar industry professionals relating to the distribution of the Registrable Securities. GTS shall be liable for the cost and expense of the time spent by its officers, employees and Agents incurred in connection with the registration of Registrable Securities owned by it.



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         8.       Indemnification

                  (a) Indemnification by Company. The Company will indemnify and hold harmless, to the full extent permitted by law, GTS, its officers and directors, their Agents and each Person who controls GTS (within the meaning of the Securities Act) against all losses, claims, damages, liabilities (or actions in respect thereto) and expenses to which any such Person may be subject, under the Securities Act or otherwise, and reimburse all such Persons for any legal or other expenses incurred with investigating or defending against any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon an untrue statement of a material fact or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission is made therein in reliance upon and in conformity with information furnished in writing to the Company by GTS, expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of GTS, GTS's directors and officers, their Agents or a controlling Person, and shall survive the transfer of such securities by GTS. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (with the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of GTS of Registrable Securities.

                  (b) Indemnification by GTS. GTS will indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities (or actions in respect thereto) and expenses to which any such Person may be subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or preliminary prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only if and to the extent, that such untrue or alleged untrue statement or omission or alleged omission is made therein in reliance upon and in conformity with the information furnished in writing by GTS specifically for inclusion therein. In no event shall the liability of GTS hereunder be greater in amount than the dollar amount of the proceeds received by GTS upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons.


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                  (c) Conduct of Indemnification Proceedings. Any Person
entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party and in that case the indemnified party shall have the right to participate in the conduct of such defense provided that it will pay for the fees of its own counsel. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving of the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                  (d) Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         9.       Transfer of Registration Rights

                  The registration rights of GTS under this Agreement with respect to any Registrable Securities may be transferred to any transferee of such Registrable Securities, including any affiliate of GTS; provided, however, that (i) GTS shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred and (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement.

         10.      Miscellaneous

                  (a) Remedies. GTS shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, and each will be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to GTS in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of GTS.

                  (d) Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

                  (i)      If to Global TeleSystems Group, Inc.:

                           Global TeleSystems Group, Inc.
                           1751 Pinnacle Drive
                           North Tower, 12th Floor
                           McLean, VA 22101
                           Attn: Chief Financial Officer
                           Copy to: General Counsel

                  (ii)     If to the Company:

                           Golden Telecom, Inc.
                           c/o Golden Teleservices, Inc.
                           4121 Wilson Boulevard
                           8th Floor
                           Arlington, VA 22203
                           Attn: Chief Financial Officer
                           Copy to: General Counsel

                  (e) Assignment. Neither party shall assign or transfer any of its rights under this Agreement without the prior written consent of the other party. If any transferee of a holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such transferee shall be entitled to receive the benefits hereof.

                  (f) Governing Law. This Agreement shall be governed by the laws of the State of New York.

                  (g) Entire Agreement. This Agreement, together with any other agreements between the parties, constitutes the entire understanding between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement.

                  (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                  (i) Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of this Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

                  (j) Force Majeure. No party shall be deemed to have breached this Agreement or be held liable for any failure or delay in the performance of all or any portion of its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control. Without limiting the generality of the foregoing, such causes include acts of God or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lock-outs, wars and war-operations, restraints of government power or communication line failure or other circumstances beyond such party's control, or by reason of the judgment, ruling or order of any court or agency of competent jurisdiction or change of law or regulation subsequent to the execution of this Agreement.

                  (k) Successors and Assigns. Subject to the provisions of
Section 10(e), this Agreement is solely for the benefit of the parties and their respective successors and assigns. Nothing herein shall be construed to provide any rights to any other entity or individual.

                  (l) Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

                  (m) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys, fees in addition to any other available remedy.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     GLOBAL TELESYSTEMS GROUP, INC.


                                     By:   /s/  Arnold Y. Dean
                                        ---------------------------------------
                                        Name:   Arnold Y. Dean
                                        Title:  Deputy General Counsel and
                                                Assistant Secretary



                                     GOLDEN TELECOM, INC.


                                     By:   /s/  Jeffrey A. Riddell
                                        ---------------------------------------
                                        Name:   Jeffrey A. Riddell
                                        Title:  General Counsel and Secretary